                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          ROTONICS MANUFACTURING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             ROTONICS MANUFACTURING INC.

                                  -----------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD DECEMBER 9, 1997



    The Annual Meeting of Stockholders of ROTONICS MANUFACTURING INC. (the "Company") will be held on December 9, 1997 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, for the purpose of considering and voting on the following matters:

         1.   Election of Directors.

         2. Ratification of the appointment of Arthur Andersen as the Company's independent auditors for the year ending June 30, 1998.

         3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


    Only stockholders of record at the close of business on October 17, 1997 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors



                                          E. Paul Tonkovich
                                          Secretary


Gardena, California
October 24, 1997


                         WHETHER OR NOT YOU EXPECT TO ATTEND
                          THE MEETING IN PERSON, PLEASE READ
                           THE ENCLOSED PROXY STATEMENT AND
                          SIGN AND RETURN THE ENCLOSED PROXY
                           CARD AS SOON AS POSSIBLE IN THE
                             ENCLOSED POSTPAID ENVELOPE.

                             ROTONICS MANUFACTURING INC.
                             17022 South Figueroa Street
                              Gardena, California  90248
                                    (310) 538-4932


                                   PROXY STATEMENT
                                   ---------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rotonics Manufacturing Inc. (the "Company") of proxies in the accompanying form, relating to the annual meeting of stockholders (the "Annual Meeting") to be held December 9, 1997 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, or any adjournments thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about October 24, 1997.

    Only stockholders of record at the close of business on the record date, October 17, 1997, are entitled to vote at the meeting. On that date there were outstanding and entitled to vote 13,989,340 shares of Common Stock ($.01 par value) of the Company. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by plurality of votes cast and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are counted as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or not. Holders of shares of Common Stock are entitled to one vote per share on each matter to come before the meeting. Stockholders do not have cumulative voting rights.

    If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted for such matter. Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive office, 17022 South Figueroa Street, Gardena, California 90248, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

    Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

    The following table and the footnotes thereto set forth, as of October 17, 1997, certain information regarding Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director or nominee for director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

          NAME OF                           AMOUNT AND NATURE OF       PERCENT
       BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)    OF CLASS
       ----------------                    -----------------------    --------
Sherman McKinniss                              5,328,720 (2)            38.1

L. John Polite, Jr.                              528,628                 3.8

Larry DeDonato                                   128,332 (3)              *

James E. Evans                                     1,000                  *

David C. Polite                                   22,222                  *

E. Paul Tonkovich                                 88,655 (4)              *

Douglas W. Russell                                84,664 (5)              *

All directors and all executive officers
of the Company as a group (7 individuals)      6,182,221 (2)(3)(4)(5)   44.2
Larry L. Snyder - Nominee for director            46,100 (6)              *
Linn Derickson                                 1,020,437 (7)             7.3

--------------------
 *  Less than 1%.

(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) Consisting of: (i) 5,328,720 shares of Common Stock held by Mr. McKinniss jointly with his spouse. Mr. McKinniss' address is 17022 South Figueroa Street, Gardena, California 90248.

(3) Consisting of: (i) 118,333 shares of Common Stock held by Mr. DeDonato jointly with his spouse; (ii) 3,333 shares of Common Stock held by a pension plan for the benefit of Mr. DeDonato; and (iii) 6,666 shares of Common Stock held by the minor child of Mr. DeDonato.

(4) Consisting of: 88,655 shares of Common Stock held by Mr. Tonkovich as trustee of a profit sharing trust of which Mr. Tonkovich is a beneficiary.

(5) Consisting of: (i) 46,664 shares of Common Stock held by Mr. Russell jointly with his spouse; and (ii) 38,000 shares of Common Stock held by the minor children of Mr. Russell.

(6) Consisting of: 46,100 shares of Common Stock held by Mr. Snyder jointly with his spouse.

(7) Consisting of: 1,020,437 shares of Common Stock held jointly by Mr. Derickson with his spouse. Mr. Derickson's address is 1305 West Brooks Street, Ontario, California 91761.

                                  PROPOSAL 1 -
                              ELECTION OF DIRECTORS

    A board of six directors is to be elected to serve until the next Annual Meeting of Stockholders. Sherman McKinniss, Larry DeDonato, Larry L. Snyder, David C. Polite, James E. Evans and E. Paul Tonkovich have been nominated for election as directors of the Company at the Annual Meeting. All of the nominees for director, except for Mr. Snyder, currently serve on the Board of Directors. Messrs. McKinniss and Tonkovich were elected to the Board of Directors in August 1991 in connection with the merger into the Company of Rotonics Molding, Inc.-Chicago ("RMIC"). David C. Polite was elected to the Board at the 1993 Annual Meeting of Stockholders, Larry DeDonato was elected to the Board at the 1994 Annual Meeting of Stockholders, and James Evans was elected to the Board at the 1995 Annual Meeting of Stockholders.

    It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of the six nominees. In case any of the nominees is unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee or nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Information regarding each of the six nominees is set forth below. The descriptions of the business experience of these individuals include all principal positions held by them from 1990 to the date of this Proxy Statement.

    SHERMAN MCKINNISS (age 61) has served as President and Chief Executive Officer of the Company since August 1991 and as Chairman of the Board since December 1994. Prior to that, Mr. McKinniss had been President, a director and one of the owners of RMIC. Previously, Mr. McKinniss owned and operated Rotational Molding, Inc. ("RMI") which he sold to the Company in 1986 and was a partial owner of Rotational Molding, Inc.-Florida which was merged into RMIC in 1988. Mr. McKinniss is a past President and charter member of the Association of Rotational Molders.

    LARRY M. DEDONATO (age 43) has owned and operated an optometry practice in central California since before 1989. In addition, Mr. DeDonato was an assistant professor at the Southern California College of Optometry from 1979 until 1986. Mr. DeDonato is the son-in-law of Mr. McKinniss.

    JAMES E. EVANS (age 68) has served as President of Lancaster Colony Commercial Products Inc., a subsidiary of Lancaster Colony Corporation since 1978. From 1972 to 1978 Mr. Evans was Director of Corporate Marketing of Lancaster Colony Corporation and from 1970 to 1972 was Vice-President of Marketing of Barr, Inc., a subsidiary of Lancaster Colony Corporation. Prior to this, Mr. Evans was President of Buckeye Plastics Co., a subsidiary of Buckeye International from 1967 to 1970.

    DAVID C. POLITE (age 42) has been a practicing attorney in the Portland, Oregon area since the fall of 1991. In December 1988, he cofounded Seaboard Investors, an investment group, and serves as its Vice President. Prior to that time, he served as Special Counsel for Corporate Development to Essex Chemical Corporation from before 1988, and from December 1982 through June 1986, he served as Staff Attorney for the United States Securities and Exchange Commission.

    LARRY L. SNYDER (age 59) has served as Chairman of the Board since 1995 for Nebraska GPS which provides differential GPS signal for agricultural use. Prior to that, Mr. Snyder served as President of Snyder Industries Inc., a fiberglass and rotational molding company, from 1962 until 1991. Mr. Snyder serves as a Board of Trustee for Nebraska Wesleyan University and is a past President and a charter member of the Association of Rotational Molders.

    E. PAUL TONKOVICH (age 59) has served as Secretary of the Company since August 1991. He has been a practicing attorney since January 1966. He was legal counsel to RMIC and to Mr. McKinniss and is now legal counsel for the Company.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors held four meetings during fiscal year 1997. Each director attended all of the meetings of the Board of Directors, except for James E. Evans, who was absent from the June 19, 1997 meeting.

    The Board has an Audit Committee, comprised in fiscal year 1997 of Larry DeDonato, L. John Polite, David C. Polite and James E. Evans. The functions of the Audit Committee are to approve of the engagement of the Company's independent accountants and to review with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed. During fiscal year 1997, the Audit Committee held two meetings. Each member of the Audit Committee attended all of those meetings.

EXECUTIVE OFFICERS

    The present executive officers of the Company are Sherman McKinniss, Chairman of the Board, President and Chief Executive Officer; E. Paul Tonkovich, Secretary; and Douglas W. Russell, Treasurer, Chief Financial Officer and Assistant Secretary. Mr. Russell has been employed by the Company since May 1991. Prior to that he was a Senior Auditor for the accounting firm of Hallstein & Warner from 1988 until 1991, and was the Assistant Controller of RMI from September 1985 to September 1987. Mr. Russell is the son-in-law of Mr. McKinniss.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received in the three fiscal years ended June 30, 1997, by the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company as of the end of fiscal 1997. Compensation to Mr. Russell did not exceed $100,000 in fiscal years ended June 30, 1996 and 1995.

                              SUMMARY COMPENSATION TABLE
                              --------------------------
         NAME AND
         PRINCIPAL                        ANNUAL             ALL OTHER
         POSITION       YEAR           COMPENSATION        COMPENSATION
         ---------      ----           ------------        ------------
                                    Salary     Bonus
                                     ($)        ($)
                                    ------     -----

Sherman McKinniss       1997       $353,041   $32,000        $4,418 (1)
 President and CEO
                        1996       $329,852   $38,611        $3,858 (1)

                        1995       $300,000   $25,027        $3,354 (1)

Douglas W. Russell      1997       $104,997   $18,320           954 (1)
 Treasurer, CFO and
 Assistant Secretary

---------------------------
(1) Consists of the annual premium on a term life insurance policy covering the named executives, as to which they are the named insured and beneficiary. The Company is obligated to pay these premiums pursuant to executives' respective employment agreements.


OPTIONS/EXECUTIVE OFFICERS

    No stock options were exercised by or granted to the Company's executive officers in fiscal year 1997, and no options were held by the executive officers at fiscal year end.

REPORT OF THE BOARD/EXECUTIVE COMPENSATION

    EXECUTIVE OFFICERS. The annual compensation of the Company's executive officers, other than Mr. McKinniss, is recommended by the President and reviewed and approved by the Board of Directors. The salary recommendations are based on the President's perspective of the value of that position at the Company, the executive's individual performance, the Company performance and compensation for similar positions at other companies within the industry. The Company believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long and short-term performance goals measured by successful development of new products, increases in sales volumes, meeting or exceeding financial targets established by the Board of Directors, and other factors. The Company's executive compensation generally consists of a base salary and a cash bonus. Executive compensation paid to Mr. Russell, consisting of a base salary and a cash bonus is determined under the guidelines of his employment agreement ("see Employment Agreements"). The employment agreement establishes a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. Russell's performance and contribution using the same process and philosophy as indicated above. The cash bonus paid to Mr. Russell during fiscal 1997 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

    The Board of Directors may also issue stock options pursuant to the Company's Stock Option Plan as additional long-term incentive compensation to its key executives. Annual cash bonuses granted to the Company's executives, other than for Mr. McKinniss and Mr. Russell, are discretionary and are based on evaluation of job performance and the attainment of various goals. The Company currently provides no retirement benefits to its executive officers.

    CHIEF EXECUTIVE OFFICER. The Company's Board of Directors meets once each year, separately from Sherman McKinniss, to discuss compensation arrangements for Mr. McKinniss, Chairman, President and CEO, and the employment contract with him (see "Employment Agreements"). The base salary and bonus paid to Mr. McKinniss is determined within the guidelines of his employment agreement, which establishes a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve of a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. McKinniss' performance and contribution using a similar process and philosophy as that employed for other executive officers. The Board of Directors assess Mr. McKinniss' leadership, performance and contributions towards achieving the Company's long-term strategic and financial objectives. There is no specific formula employed between the Company's stated goals and performance and the Board's determination; instead the Board's judgment and discretion is used in determining the base salary. The cash bonus paid to Mr. McKinniss during fiscal 1997 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

                             The Board of Directors
                             L. John Polite, Jr.
                             Sherman McKinniss
                             David C. Polite
                             Larry DeDonato
                             James Evans
                             E. Paul Tonkovich


COMPENSATION COMMITTEE - INTERLOCKS AND INSIDER PARTICIPATION

    As described above, the Company's compensation decisions are made by the Board of Directors as a whole, based on recommendations made to the Board by Mr. McKinniss, the Company's Chief Executive Officer, for other executive officers. Mr. McKinniss does not participate in discussions regarding his own compensation.

CERTAIN TRANSACTIONS

    During the fiscal year ended June 30, 1997, the Company incurred legal fees and costs amounting to approximately $103,400 for services performed by
E. Paul Tonkovich Professional Corporation, of which E. Paul Tonkovich, the Secretary and a director of the Company, is an employee.

EMPLOYMENT AGREEMENTS

    The Company has entered into an employment contract with Mr. McKinniss which expires August 12, 1999. The agreement provides for a minimum annual base salary of $200,000 and is increased on each anniversary of the agreement (August 12) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective January 1, 1997, the annual salary for Mr. McKinniss was increased to $365,000. See "Report of the Board/Executive Compensation". In addition to Mr. McKinniss's base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outline in the agreement. If the Company terminates the employment of Mr. McKinniss for reasons other than cause, disability or death, Mr. McKinniss will be entitled to receive termination payments equal to the continuance of his current base salary for a period of twelve (12) months from termination.

    The Company has entered into an employment contract with Mr. Russell which expires August 31, 1998. The agreement provides for a minimum annual base salary of $90,000 and is increased on each anniversary of the agreement (September 1) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective September 1, 1997, the annual salary to Mr. Russell was increased to $125,000. See "Report of the Board/Executive Compensation". In addition to Mr. Russell's base salary, under the agreement he is to be paid an annual bonus equal to one percent (.5%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompensation and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntary or for cause as outlined in the agreement. If the Company terminates the employment of Mr. Russell for reasons other than cause, disability or death, Mr. Russell will be entitled to receive termination payments equal to the continuance of his current salary for a period of twelve (12) months from termination.

COMPENSATION OF DIRECTORS

    During the fiscal year ended June 30, 1997, directors (other than those who were employees of the Company) were paid $600 for each meeting of the Board they attended. All members of committees of the Board received $250 for each meeting which they attended, plus reimbursement for reasonable expenses incurred unless such meetings occurred on the day of meetings of the full Board, in which case such committee members received no additional compensation. The Company incurred directors fees totalling $11,400 in fiscal year 1997. Directors who are employees of the Company have not been separately compensated for their services as directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended June 30, 1997, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except Mr. Larry DeDonato filed a late Form 4 report reflecting the acquisition of 10,000 shares of Common Stock during May 1997.

                                  PERFORMANCE GRAPH
                                  -----------------

    The following graph shows a comparison of five-year cumulative total stockholder return among the Company, the Standard & Poor 500 Index and the Standard & Poor Specialty Chemical Index, assuming $100 invested on June 30, 1992 in each (1).

                                             SHAREHOLDER RETURNS
                                             June Index Returns
---------------------------------   -----------------------------------------------
COMPANY/INDEX                        1992     1993     1994    1995    1996    1997
---------------------------------   -----------------------------------------------
Rotonics Manufacturing Inc. (RMI)     100    91.66   108.33  166.66  195.17  191.28
S&P 500 index                         100   113.63   115.23  145.27  183.04  246.55
S&P Chemicals - Specialty Index       100   118.34   106.05  136.07  153.25  164.92

(1) Total return assumes reinvestment of dividends.

                                     PROPOSAL 2 -
                       RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors reommends to the stockholders the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1998. They have served as the Company's independent auditors since fiscal year 1996. Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will have the opportunity to make statments if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                                    OTHER MATTERS

    As of the time of preparation of this Proxy Statement, the Board of Directors knew of no matter other than the matters described herein which will be presented at the meeting. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

    This Proxy Statement will be accompanied by the Company's Annual Report for the fiscal year ended June 30, 1997, when it is delivered to stockholders.

    Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 1998 must submit such proposals so as to be received by the Company at 17022 South Figueroa Street, Gardena, California 90248, on or before June 26, 1998.

                            ROTONICS MANUFACTURING INC.


          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD DECEMBER 9, 1997.

    The undersigned hereby appoints Sherman McKinniss and E. Paul Tonkovich, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the capital stock of ROTONICS MANUFACTURING INC. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248 at 9:30 a.m. on December 9, 1997, and at any adjournments or postponements of such meeting, as follows:

     1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nominees listed below:

         _____ FOR all nominees   _____  WITHHOLD AUTHORITY to
               listed below              vote for all listed
               except those              nominees.
               whose names are
               handwritten on
               the line below.

     Sherman McKinniss, Larry DeDonato, Larry L. Snyder, David C. Polite, James
     E. Evans and E. Paul Tonkovich. To withhold authority to vote for any of the above nominees, write the nominee's name below:

         --------------------------------------------------


     2. To ratify the appointment of Arthur Andersen as the Company's independent public accountants for the fiscal year ending June 30, 1998.

         ______ For       ______ Against       ______ Abstain

     3. To transact such other business as properly may come before the meeting.

                   The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                   ----------------------------------------

                   ----------------------------------------


                   Signature(s) of Stockholder(s)

                   Date and sign exactly as name(s) appear(s) on this proxy.
                   If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


                   Date:  _______________, 1997



                      PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                   AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                         -1-